Exhibit 99.1

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Assure Announces Amendment to Credit Facility to Allow Funding of Second Tranche of the Senior Term Loan for Working Capital Purposes, Increasing Access to Previously Restricted Line of Credit

DENVER, November 24, 2021 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM; TSXV: IOM), a provider of intraoperative neuromonitoring services, is pleased to announce that it has entered into an amending agreement (the “Amending Agreement”) to its Commitment Letter dated March 8, 2021 (the “Commitment Letter”), with Centurion Financial Trust, an investment trust managed by Centurion Asset Management Inc. (“Centurion”) in respect of the Company’s $11,000,000 credit facility (the “Credit Facility”) with Centurion comprised of a $9,000,000 senior term loan (the “Senior Term Loan”), funded in two tranches of $6,000,000 and $3,000,000, and a $2,000,000 senior revolving loan (the “Revolving Loan”). The first tranche of the Senior Term Loan and the Revolving Loan were previously funded.

Pursuant to the Amending Agreement, upon satisfaction of the conditions precedent set forth therein, the Company may now access the second tranche of the Senior Term Loan in the amount of $3,000,000 to fund organic growth and for general working capital purposes. The second tranche of the Senior Term Loan was previously reserved solely for funding acquisition transactions.

“The amended Credit Facility is another step in our efforts to improve our capital structure as we accelerate our next phase of growth,” said John A. Farlinger, Assure’s executive chairman and CEO. “The amended Credit Facility provides the flexibility to enable Assure to continue to invest in our most promising 2022 growth initiatives including the previously announced system-wide contract with Premier, Inc., expanding our high-margin remote neurology platform and extending our operational footprint.”

“Centurion believes in Assure’s strategic direction, market potential and management’s proven ability to deliver,” said Daryl W. Boyce, Executive Vice President, Corporate Finance of Centurion. “We are pleased to continue our partnership with Assure on a capital solution to help grow the Company.”

The second tranche of the Senior Term Loan will now be made available to the Company to fund organic growth initiatives and for general working capital purposes. Interest on the Credit Facility accrues at an annual rate equal to the greater of 9.5% per annum or the Royal Bank of Canada Prime Rate plus 7.05% per annum, calculated and compounded monthly in arrears and payable on the first business day of each month in arrears. In addition, and pursuant to the Credit Facility, the Company shall pay Centurion a monthly standby fee of 1.50% per annum on any undrawn balance of the Credit Facility calculated and compounded monthly in arrears and payable on the first business day of each month in arrears. .

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

The Credit Facility matures on June 9, 2025, and is secured by a first ranking security interest in all of the present and future assets of the Company and certain of its subsidiaries and affiliates (collectively, the “Assure Group”). The Credit Facility is guaranteed by the Assure Group, as more particularly set out in the loan documents. A description of the Credit Facility and the related loan documents is available in the Company’s Current Report on Form 8-K as filed with the United States Securities and Exchange Commission on June 16, 2021, under the Company’s issuer profile at www.sec.gov and in the corresponding documents filed on SEDAR at www.sedar.com. The Company will file a Current Report on Form 8-K regarding the Amending Agreement within 4 business days. The Amending Agreement remains subject to the approval of the TSX Venture Exchange (“TSXV”).

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned The Joint Commission’s Gold Seal of Approval®.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements include but are not limited to the future funding of the second tranche upon satisfaction of the conditions precedent in the Amending Agreement and the Company’s intended use of the funds from the second tranche and future growth of the Company’s business. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks regarding satisfaction of the conditions precedent in the Amending Agreement for the second tranche to be funded, risks regarding the Company’s future compliance with the covenants of the Credit Facility and risk regarding the Company’s future operations, the risk that the Company may not receive the approval of the TSXV in respect of the Amending Agreement, the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and economic activity in general, and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 30, 2021, and with the Canadian securities regulators and available on the Company’s profiles on EDGAR at www.sec.gov and SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com

John Farlinger, Chief Executive Officer
Assure Holdings Corp.
1-604-763-7565
John.Farlinger@assureiom.com